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ALBERTA CONSUMER AND CORPORATE AFFAIRS

BUSINESS CORPORATIONS ACT

(SECTION 27 OR 171)
ARTICLES OF AMENDMENT
FORM 4
1.  NAME OF CORPORATION   PROFCO RESOURCES LTD
2.  CORPORATE ACCESS NUMBER:  207417569




3.THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:





PURSUANT TO SECTION 1671(a) OF THE BUSINESS CORPORATIONS ACT (ALBERTA), ITEM 1 OF THE ARTICLES OF THE CORPORATION BE AND IS HEREBY AMENDED TO READ:






"1.  NAME OF CORPORATION




TRANSATLANTIC PETROLEUM CORP."




DATED THIS 2ND DAY of December, 1998.





SIGNATURE
POSITION HELD:








Articles of Amendment 12.2.98
20F